Calculation of Filing Fee Tables
S-8
Honeywell Aerospace Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	5,173,000	$ 270.52	$ 1,399,399,960.00	0.0001381	$ 193,257.13
Total Offering Amounts:						$ 1,399,399,960.00		$ 193,257.13
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 193,257.13
Offering Note
[1]	(a) This registration statement registers 5,173,000 shares of common stock, par value $0.01 per share, of Honeywell Aerospace Inc. ("Common Stock") to be issued from time to time in accordance with the Honeywell Aerospace 401(k) Plan and the Honeywell Aerospace Puerto Rico Savings Plan (collectively, the "Plans"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Common Stock registered hereby includes an indeterminate number of shares of Common Stock that may be issued in connection with share splits, share dividends or similar transactions. (b) The proposed maximum offering price per share and proposed maximum aggregate offering price for the Common Stock covered by this registration statement have been estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee. The price of $270.52 per share represents the average of the high and low sales prices of Common Stock as reported on The Nasdaq Stock Market LLC on June 22, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources